UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2011

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to our bylaws, upon a change in the primary business position held by a director, the director is deemed to have resigned from our board of directors. B. Anthony Isaac, a member of our board of directors, serves as the president of LodgeWorks, L.P., a hotel management and development company based in Wichita, Kansas (“LodgeWorks”). Following the acquisition by Hyatt Hotels Corporation of most of the hotels owned or managed by LodgeWorks, Mr. Isaac continued to serve as the president of LodgeWorks, but now also serves as Senior Vice President, Head of Select Hotels Strategy and Development for Hyatt Hotels Corporation. Upon this change, Mr. Isaac was deemed to have resigned from our board of directors pursuant to our bylaws. On December 14, 2011, our board of directors appointed Mr. Isaac to fill the vacancy caused by his deemed resignation and to serve as a director for the remainder of the term to which he was elected at our 2010 Annual Meeting of the Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: December 19, 2011	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary